Exhibit 21.1

Subsidiaries of CME Group Inc.

Subsidiary Name	Jurisdiction of Incorporation or Organization

Board of Trade of the City of Chicago, Inc.

CBOT Singapore PTE. LTD.

C-B-T Corporation

Chicago Mercantile Exchange Inc.

Chicago Mercantile Exchange Korea Inc.

Chicago Mercantile Exchange Luxembourg Holdings S.A.R.L.

Chicago Mercantile Exchange Luxembourg S.A.R.L.

GFX Corporation

CME Alternative Marketplace Inc.

CME FX Marketplace Inc.

CME Global Marketplace Inc.

CME Group Index Holdings LLC

CME Group Index Services LLC

CME Group Marketing Canada

CME Group Strategic Investments LLC

CMEG Brazil Investments 1 LLC

CMEG Brazil Investments 2 LLC

CMEG Brazil 1 Participações Ltda.

CMEG Brazil Sistemas Locação de Bens Ltda.

CMEG Strategic Sdn. Bhd.

CMEG NYMEX Holdings Inc.

CME Clearing Europe Limited

CME Marketing Europe Limited (f/k/a Swapstream Operating Services Limited)

CME Swaps Marketplace Ltd.

CMESCC Inc.

Commodity Exchange, Inc.

COMEX Clearing Association, Inc.

Credit Market Analysis Limited

Credit Market Analysis USA Inc

Financial Data Exchange Limited

Giotto Empreendimentos e Participações Ltda.

NYMEX Europe Exchange Holdings Limited

NYMEX Europe Limited

NYMEX London Limited

NYMEX Technology Corp.

New York Mercantile Exchange, Inc.

Quotevision Limited

Swapstream Limited

Swapstream Inc.

Special Technology Investments Limited

Swapstream France (f/k/a IT4F)

Tradingear Acquisition, LLC

Delaware

Singapore

Delaware

Delaware

Korea

Luxembourg

Luxembourg

Illinois

Delaware

Delaware

Delaware

Delaware

Delaware

Canada

Delaware

Delaware

Delaware

Brazil

Brazil

Malaysia

Delaware

United Kingdom

United Kingdom

United Kingdom

Delaware

New York

New York

United Kingdom

Delaware

United Kingdom

Brazil

United Kingdom

United Kingdom

United Kingdom

Delaware

Delaware

United Kingdom

United Kingdom

Delaware

United Kingdom

France

Delaware